SUB-ITEM 77I



MFS Emerging Markets Debt Fund, a series of MFS Series Trust X (the "Trust"), redesignated Class W Shares as Class R5 Shares effective May 30, 2012, as described in the fund's Summary Prospectus dated November 28, 2011, as amended December 29, 2011 and May 30, 2012, and in the supplement to the fund's then current prospectus, each as filed with the Securities and Exchange Commission via EDGAR on May 30, 2012, under Rule 497 under the Securities and Exchange Act of 1933. Such description is incorporated herein by reference.